Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

PRESS RELEASE	CONTACT:
Julie Whalen
EVP, Chief Financial Officer
(415) 616-8524

Elise Wang
Vice President, Investor Relations
(415) 616-8571

Williams-Sonoma, Inc. reports strong first quarter 2018 results

Net revenue growth of 8.2%, with comparable brand revenue growth of 5.5%

GAAP diluted EPS of $0.54; non-GAAP diluted EPS of $0.67

Raises 2018 full-year guidance

San Francisco, CA, May 23, 2018 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the first fiscal quarter (“Q1 18”) ended April 29, 2018 versus the first fiscal quarter (“Q1 17”) ended April 30, 2017.

KEY HIGHLIGHTS

1st Quarter 2018

•	Net revenue growth of 8.2%
•	Comparable brand revenue growth of 5.5%
•	E-commerce net revenue growth accelerates double-digits, to 53.7% of total company net revenues
•	GAAP operating margin of 5.5%; non-GAAP operating margin of 6.3%
•	GAAP diluted EPS of $0.54; non-GAAP diluted EPS of $0.67 outperforms guidance
•	Merchandise inventories growth of 1.5%, significantly below net revenue growth

These results include the adoption of ASU No. 2014-09, which pertains to revenue recognition, in the first quarter of 2018. The year-over-year impact of this change in accounting is a financial benefit of $13.6 million in net revenues, $1.6 million in operating income and $0.01 in EPS. From a rate perspective, this amounts to a benefit of approximately 130bps of revenue growth, 30bps of comparable brand revenue growth, 70bps of gross margin improvement, 60bps of selling, general and administrative expense deleverage and 10bps of operating margin improvement. See Exhibit 2 for more details on the financial impact of adoption.

Fiscal Year 2018 Guidance

•	Net revenue guidance raised to $5,495 billion – $5,655 billion
•	Non-GAAP diluted EPS raised to $4.15 - $4.25

Laura Alber, President and Chief Executive Officer, commented, “Following a robust fourth quarter, we saw continued strength in the first quarter. We achieved strong results against our guidance range across all metrics, with our e-commerce revenues outpacing to almost 54% of our total revenues. Our customer growth continued to trend positively for both new and existing customers, demonstrating the success of our balanced customer acquisition strategy.”

Alber continued, “These results speak to the power of our established multi-channel model, distinctive brand portfolio and world-class customer service heritage – all of which are our company’s competitive strengths. Based on this strong start to the year, we are raising our full year guidance for net revenues by $20 million and for EPS by $0.03.”

1st QUARTER 2018 RESULTS

Net revenues increased 8.2% to $1.203 billion in Q1 18 from $1.112 billion in Q1 17. Excluding certain discrete items, non-GAAP net revenues were $1.202 billion in Q1 18 or an 8.2% increase on Q1 17. See Exhibit 1.

Comparable brand revenue in Q1 18 increased 5.5% compared to an increase of 0.1% in Q1 17 as shown in the table below:

1st Quarter Comparable Brand Revenue Growth (Decline) by Concept*
	Q1 18	Q1 17
Pottery Barn	2.7%	(1.4%)
West Elm	9.0%	6.0%
Williams Sonoma	5.6%	3.2%
Pottery Barn Kids and Teen[1]	5.3%	(8.0%)
Total	5.5%	0.1%
*	See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue.
[1]

Starting in Q1 18, the performance of the Pottery Barn Kids and PBteen brands are being reported on a combined basis as Pottery Barn Kids and Teen. For reference, the comparable brand revenue growth for Pottery Barn Kids and PBteen were 4.3% and 8.2%, respectively, for Q1 18, and (5.7%) and (14.3%), respectively, for Q1 17.

E-commerce net revenues in Q1 18 increased 11.3% to $646 million from $581 million in Q1 17. Excluding certain discrete items, non-GAAP e-commerce net revenues were $645 million in Q1 18 or an 11.2% increase on Q1 17. See Exhibit 1.

Retail net revenues in Q1 18 increased 4.9% to $557 million from $531 million in Q1 17.

Operating margin in Q1 18 was 5.5% compared to 5.6% in Q1 17. Excluding certain discrete items, non-GAAP operating margin was 6.3% in Q1 18 versus 6.1% in Q1 17. See Exhibit 1.

•	Gross margin was 35.9% in Q1 18 versus 35.6% in Q1 17. Excluding certain discrete items, non-GAAP gross margin was 36.0% in Q1 18. See Exhibit 1.

•

Selling, general and administrative (“SG&A”) expenses were $366 million, or 30.4% of net revenues in Q1 18, versus $333 million, or 30.0% of net revenues in Q1 17. Excluding certain discrete items, non-GAAP SG&A expenses were $358 million, or 29.7% of net revenues in Q1 18 versus $328 million, or 29.5% of net revenues in Q1 17. See Exhibit 1.

The effective income tax rate in Q1 18 was 30.9% versus 36.8% in Q1 17. Excluding certain discrete items, the non-GAAP effective income tax rate was 23.8% in Q1 18 versus 34.5% in Q1 17. See Exhibit 1.

EPS in Q1 18 was $0.54 versus $0.45 in Q1 17. Excluding certain discrete items, non-GAAP EPS was $0.67 in Q1 18 versus $0.51 in Q1 17. See Exhibit 1.

Merchandise inventories at the end of Q1 18 increased 1.5% to $1.053 billion from $1.037 billion at the end of Q1 17.

STOCK REPURCHASE PROGRAM

During Q1 18, we repurchased 732,000 shares of common stock at an average cost of $51.53 per share and a total cost of approximately $38 million. As of April 29, 2018, there was approximately $481 million remaining under our current stock repurchase program.

FISCAL YEAR 2018 FINANCIAL GUIDANCE

2nd Quarter 2018 Financial Guidance*
Total Net Revenues (millions)	$1,250 – $1,275
Comparable Brand Revenue Growth	3% – 5%
Non-GAAP Diluted EPS	$0.65 – $0.70

Fiscal Year 2018 Financial Guidance*
Total Net Revenues (millions)	$5,495 – $5,655
Comparable Brand Revenue Growth	2% – 5%
Non-GAAP Operating Margin	8.2% – 9.0%
Non-GAAP Diluted EPS	$4.15 – $4.25
Non-GAAP Income Tax Rate	24.0% – 26.0%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$185 – $195
* We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability of discrete items.

Store Opening and Closing Guidance by Retail Concept**
	FY 2017 ACTUAL	FY 2018 GUIDANCE
	Total	New	Close	End
Williams Sonoma	228	5	(15)	218
Pottery Barn	203	4	(3)	204
West Elm	106	9	(3)	112
Pottery Barn Kids	86	—	(9)	77
Rejuvenation	8	2	—	10
Total	631	20	(30)	621

** Included in the FY 17 store count are 19 stores in Australia and two stores in the UK. FY 18 guidance includes one additional UK store.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, May 23, 2018, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP financial measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our ability to continue to improve performance and increase our competitive advantage; our focus on operational excellence; our ability to improve customers’ experience; our optimism about the future; our ability to drive long-term profitable growth; our future financial guidance, including Q2 18 and FY 2018 guidance; our stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules or tax regulations; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2018 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing distinct merchandise strategies – Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct-mail catalogs and retail stores. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico and South Korea, as well as e-commerce websites in certain locations. In 2017, we acquired Outward, Inc., a 3-D imaging and augmented reality platform for the home furnishings and décor industry.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings

(unaudited)

	Thirteen Weeks Ended
	April 29, 2018		April 30, 2017
In thousands, except per share amounts	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$646,180	53.7%	$580,510	52.2%
Retail net revenues	556,820	46.3	530,997	47.8

Net revenues	1,203,000	100.0	1,111,507	100.0
Cost of goods sold	770,836	64.1	715,747	64.4

Gross profit	432,164	35.9	395,760	35.6
Selling, general and administrative expenses	365,614	30.4	333,286	30.0

Operating income	66,550	5.5	62,474	5.6
Interest (income) expense, net	1,201	0.1	(103)	—

Earnings before income taxes	65,349	5.4	62,577	5.6
Income taxes	20,181	1.7	23,022	2.1

Net earnings	$45,168	3.8%	$39,555	3.6%

Earnings per share (EPS):
Basic	$0.54		$0.45
Diluted	$0.54		$0.45
Shares used in calculation of EPS:
Basic	83,392		86,962
Diluted	84,174		87,710

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

In thousands, except per share amounts	April 29, 2018	January 28, 2018	April 30, 2017
Assets
Current assets
Cash and cash equivalents	$290,244	$390,136	$93,975
Accounts receivable, net	102,630	90,119	63,982
Merchandise inventories, net	1,052,892	1,061,593	1,037,107
Prepaid catalog expenses	—	20,517	20,341
Prepaid expenses	56,333	62,204	64,739
Other current assets	21,118	11,876	10,901

Total current assets	1,523,217	1,636,445	1,291,045

Property and equipment, net	926,320	932,283	920,531
Deferred income taxes, net	58,842	67,306	124,977
Other long-term assets, net	148,526	149,715	54,624

Total assets	$2,656,905	$2,785,749	$2,391,177

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$393,025	$457,144	$397,442
Accrued expenses	99,823	134,207	87,184
Gift card and other deferred revenue	256,534	300,607	298,113
Borrowings under revolving line of credit	—	—	45,000
Income taxes payable	72,036	56,783	37,792
Other current liabilities	61,403	59,082	47,134

Total current liabilities	882,821	1,007,823	912,665

Deferred rent and lease incentives	204,599	202,134	195,201
Long-term debt	299,472	299,422	—
Other long-term liabilities	72,779	72,804	73,160

Total liabilities	1,459,671	1,582,183	1,181,026

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	—	—	—
Common stock: $.01 par value; 253,125 shares authorized; 83,222, 83,726 and 86,883 shares issued and outstanding at April 29, 2018, January 28, 2018 and April 30, 2017, respectively	833	837	869
Additional paid-in capital	564,685	562,814	549,281
Retained earnings	638,774	647,422	671,758
Accumulated other comprehensive loss	(6,755)	(6,782)	(10,830)
Treasury stock, at cost	(303)	(725)	(927)

Total stockholders’ equity	1,197,234	1,203,566	1,210,151

Total liabilities and stockholders’ equity	$2,656,905	$2,785,749	$2,391,177

Retail Store Data (unaudited)
	January 28, 2018	Openings	Closings	April 29, 2018	April 30, 2017
Williams Sonoma	228	—	(4)	224	233
Pottery Barn	203	1	(1)	203	199
West Elm	106	2	—	108	99
Pottery Barn Kids	86	—	(2)	84	89
Rejuvenation	8	—	—	8	8
Total	631	3	(7)	627	628

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Thirteen Weeks Ended
In thousands	April 29, 2018	April 30, 2017
Cash flows from operating activities:
Net earnings	$45,168	$39,555
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	47,873	44,950
Loss on disposal/impairment of assets	414	519
Amortization of deferred lease incentives	(6,724)	(6,477)
Deferred income taxes	(3,241)	(3,848)
Tax benefit related to stock-based awards	6,126	13,742
Stock-based compensation expense	12,889	9,817
Other	64	(76)
Changes in:
Accounts receivable	(9,556)	24,610
Merchandise inventories	2,388	(60,246)
Prepaid catalog expenses	—	(844)
Prepaid expenses and other assets	(4,399)	(11,069)
Accounts payable	(76,823)	(65,483)
Accrued expenses and other liabilities	(32,047)	(47,248)
Gift card and other deferred revenue	4,815	(4,648)
Deferred rent and lease incentives	10,004	5,806
Income taxes payable	13,818	14,564

Net cash provided by (used in) operating activities	10,769	(46,376)

Cash flows from investing activities:
Purchases of property and equipment	(34,029)	(32,153)
Other	120	5

Net cash used in investing activities	(33,909)	(32,148)

Cash flows from financing activities:
Repurchases of common stock	(37,713)	(38,350)
Payment of dividends	(34,081)	(34,189)
Tax withholdings related to stock-based awards	(7,438)	(13,780)
Borrowings under revolving line of credit	—	45,000

Net cash used in financing activities	(79,232)	(41,319)

Effect of exchange rates on cash and cash equivalents	2,480	105
Net decrease in cash and cash equivalents	(99,892)	(119,738)
Cash and cash equivalents at beginning of period	390,136	213,713

Cash and cash equivalents at end of period	$290,244	$93,975

Exhibit 1

1st Quarter GAAP to Non-GAAP Reconciliation*

(unaudited)

(Dollars in thousands, except per share data)

Thirteen Weeks Ended April 29, 2018
	GAAP Basis (as reported)	Outward-Related[1]	Employment- Related Expense[2]	Tax Reform[3]	Impact of Equity Accounting Rules[4]	Non-GAAP Basis
Net revenues	$1,203,000	$(694)	—	—	—	$1,202,306
Gross profit	432,164	582	—	—	—	432,746
% of Revenues	35.9%					36.0%
Selling, general and administrative expenses	365,614	(6,344)	$(1,702)	—	—	357,568
% of Revenues	30.4%					29.7%
Operating income	66,550	6,926	1,702	—	—	75,178
% of Revenues	5.5%					6.3%
Earnings before income taxes	65,349	6,930	1,702	—	—	73,981
Income taxes	20,181	1,467	402	$(3,298)	$(1,146)	17,606
Tax rate	30.9%					23.8%
Net earnings	$45,168	$5,463	$1,300	$3,298	$1,146	$56,375
Diluted EPS	$0.54	$0.06	$0.02	$0.04	$0.01	$0.67

Thirteen Weeks Ended April 30, 2017

	GAAP Basis (as reported)	Severance-Related Expense[5]	Adoption of Equity Accounting Rules[4]	Non-GAAP Basis
Selling, general and administrative expenses	$333,286	$(5,705)	—	$327,581
% of Revenues	30.0%			29.5%
Operating income	62,474	5,705	—	68,179
% of Revenues	5.6%			6.1%
Earnings before income taxes	62,577	5,705	—	68,282
Income taxes	23,022	1,971	$(1,429)	23,564
Tax rate	36.8%			34.5%
Net earnings	$39,555	$3,734	$1,429	$44,718
Diluted EPS	$0.45	$0.04	$0.02	$0.51

* Per share amounts may not sum across due to rounding to the nearest cent per diluted share.

Reconciliation of GAAP to Non-GAAP By Segment**

(unaudited)

	E-commerce		Retail		Unallocated		Total
In thousands	Q1 18	Q1 17	Q1 18	Q1 17	Q1 18	Q1 17	Q1 18	Q1 17
Net revenues	$646,180	$580,510	$556,820	$530,997	—	—	$1,203,000	$1,111,507
Outward-related[1]	(694)	—	—	—	—	—	(694)	—
Non-GAAP net revenues	645,486	580,510	556,820	530,997	—	—	1,202,306	1,111,507

Net revenue growth	11.3%	0.7%	4.9%	1.8%			8.2%	1.2%
Non-GAAP net revenue growth	11.2%	0.7%	4.9%	1.8%			8.2%	1.2%
GAAP operating income (expense)	142,805	132,004	22,061	21,714	(98,316)	(91,244)	66,550	62,474
GAAP operating margin	22.1%	22.7%	4.0%	4.1%	(8.2%)	(8.2%)	5.5%	5.6%

Outward-related[1]	5,551	—	—	—	1,375	—	6,926	—
Employment-related expense[2]	—	—	—	—	1,702	—	1,702	—
Severance-related expenses[5]	—	—	—	—	—	5,705	—	5,705
Non-GAAP operating income (expense)	$148,356	$132,004	$22,061	$21,714	$(95,239)	$(85,539)	$75,178	$68,179
Non-GAAP operating margin	23.0%	22.7%	4.0%	4.1%	(7.9%)	(7.7%)	6.3%	6.1%

**	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of operating income (expense) and operating margin.

SEC Regulation G – Non-GAAP Information – These tables include non-GAAP net revenues, gross profit, gross margin, SG&A, operating income, operating margin, earnings before income taxes, income taxes, effective tax rate, net earnings and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures as presented herein may not be comparable to similarly titled measures used by other companies.

Notes to Exhibit 1:

1	During Q1 18, we incurred approximately $6.9 million of expense, primarily associated with acquisition-related compensation expense, amortization of intangible assets, as well as the operations of Outward, Inc.
2	During Q1 18, we incurred approximately $1.7 million of employment-related expense in our corporate functions, which is recorded in selling, general and administrative expenses within the unallocated segment.
3	During Q1 18, we recorded income tax expense of approximately $3.3 million, primarily related to the measurement of the income tax effect of the Tax Cuts and Jobs Act enacted in Q4 17.
4	During Q1 18 and Q1 17, we recorded income tax expense of approximately $1.1 million and $1.4 million, respectively, associated with the adoption of accounting rules related to stock-based compensation.
5	During Q1 17, we incurred approximately $5.7 million for severance-related reorganization expenses primarily in our corporate functions, which is recorded in selling, general and administrative expenses within the unallocated segment.

Exhibit 2

ASU No. 2014-09 Impact of Adoption*

(unaudited)

(Dollars in thousands)

	Q1 2018 GAAP As Reported	ASU 2014-09 Adjustment	Q1 2018 GAAP As Adjusted
Net revenues	$1,203,000	$(25,101)	$1,177,899
Cost of goods sold	770,836	(6,144)	764,692
Gross profit	432,164	(18,957)	413,207
SG&A expenses	365,614	(12,262)	353,352
Operating income	$66,550	$(6,695)	$59,855

*	We adopted ASU No. 2014-09, which pertains to revenue recognition, in the first quarter of fiscal 2018. This table shows the impact of adopting ASU No. 2014-09 on our consolidated statement of earnings for the first quarter of fiscal 2018.

Pro Forma Effect of ASU No. 2014-09**

(unaudited)

(Dollars in thousands, except per share data)

	As Reported			Pro Forma
	Q1 2018 Non-GAAP[1]	Q1 2017 Non-GAAP[2]	Q1 Year- Over- Year	Q1 2018 Non-GAAP[1]	Q1 2017 Non-GAAP Including the Effect of ASU 2014-09[3]	Q1 Year- Over- Year	Year-Over-Year Impact of Accounting Change
Net revenues	$1,202,306	$1,111,507	$90,799	$1,202,306	$1,125,131	$77,175	$13,624
Net revenue growth			8.2%			6.9%	1.3%
Revenue comp			5.5%			5.2%	0.3%
Gross margin %	36.0%	35.6%	0.4%	36.0%	36.3%	(0.3%)	0.7%
SG&A expenses %	29.7%	29.5%	(0.2%)	29.7%	30.1%	0.4%	(0.6%)
Operating income	$75,178	$68,179	$6,999	$75,178	$69,751	$5,427	$1,572
Operating margin %	6.3%	6.1%	0.2%	6.3%	6.2%	0.1%	0.1%
Diluted EPS	$0.67	$0.51	$0.16	$0.67	$0.52	$0.15	$0.01

**	We adopted ASU No. 2014-09 in the first quarter of fiscal 2018 using the modified retrospective method. Results for reporting periods beginning after January 29, 2018 are presented under ASU No. 2014-09, while prior period amounts are not adjusted and continue to be reported in accordance with the prior revenue recognition standard. This table presents the pro forma effect of ASU No. 2014-09 as if the recognition and presentation guidance in the accounting standard had been applied in fiscal 2017.

1	These numbers represent Q1 2018 non-GAAP financial results as disclosed in Exhibit 1, and include the impact of adopting the new revenue standard (ASU No. 2014-09).
2	These numbers represent Q1 2017 non-GAAP financial results as disclosed in Exhibit 1, and exclude the impact of the new revenue standard.
3	In order to provide a meaningful year-over-year comparison of our Q1 financial results, we have adjusted our Q1 2017 results for informational purposes to reflect the impact as if the new revenue standard had been adopted in Q1 2017.